AMENDMENT NO.  6 TO CREDIT AGREEMENT

         AMENDMENT dated as of October 21, 1996, to the $2,200,000,000 Credit Agreement dated as of July 19, 1994 (as heretofore amended, the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto, the AGENTS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent.

                     W I T N E S S E T H:

         WHEREAS, the Borrower has requested that certain adjustments be made in the calculation of its compliance with certain financial covenants under the Credit Agreement and, subject to the terms and conditions hereof, the Banks party hereto are willing to agree to such adjustments;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         SECTION 2. Calculation of Certain Covenants. The Banks hereby agree that for purposes of calculating compliance with the covenants contained in Sections 5.07, 5.08 and 5.09 of the Credit Agreement, Consolidated Net Worth as at any date and Consolidated Net Income for any period shall be calculated on a pro-forma basis excluding (i) up to $20,000,000 of any charges taken with respect to the "Premium Sales" litigation matters, which are described under (4) in Item 3 (Legal Proceedings) of the Company's Annual Report on Form 10-K for fiscal year 1995 plus up to an additional $2,500,000 with respect to fees and expenses of the Borrower's counsel in connection with such litigation matters and (ii) up to $50,000,000 of non-cash charges taken after October 5, 1996 with respect to (A) write-downs of the carrying value in the Borrower's financial statements of certain retail and distribution facilities and related assets in connection with the proposed disposition of such facilities or discontinuance of operations at such facilities or (B) other consolidation and restructuring of facilities and operations.

         SECTION 3. Representations Correct; No Default. The Borrower represents and warrants that on and as of the date hereof (i) the representations and warranties contained in the Credit Agreement and each other Operative Agreement are true as though made on and as the date hereof and (ii) assuming the giving effect to this Amendment, no Default has occurred and is continuing.

         SECTION 4. Counterparts; Effectiveness; Etc. (a) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (b) This Amendment shall become effective as of the date hereof when the Managing Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Managing Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such Bank).

         (c) Promptly after this Amendment has become effective, the Borrower shall pay (i) to the Managing Agent for the account of each Bank in immediately available funds, an amendment fee in an amount equal to .10% of the sum (as at the opening of business on the date hereof) of (A) the Tranche A Commitment of such Bank and (B) the aggregate outstanding principal amount of the Tranche C Loans of such Bank, and (ii) to the Managing Agent for its own account in immediately available funds, an agent fee in the amount previously agreed to between the Borrower and the Managing Agent.

         (d) Except as expressly set forth herein, the provisions shall not constitute a waiver or amendment of any term or condition of the Credit Agreement or any other Operative Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

         SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                        FLEMING COMPANIES, INC.


                        By
                          Title:


                        BANKS

                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK


                        By
                          Title:


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION


                        By
                          Title:


                        THE BANK OF NOVA SCOTIA


                        By
                          Title:


                        CANADIAN IMPERIAL BANK OF COMMERCE


                        By
                          Title:

                        CREDIT SUISSE


                        By
                          Title:

                        By
                          Title:


                        THE FUJI BANK, LIMITED


                        By
                          Title:


                        NATIONSBANK OF TEXAS, N.A.


                        By
                          Title:


                        SOCIETE GENERALE, SOUTHWEST AGENCY


                        By
                          Title:



                        THE SUMITOMO BANK LIMITED
                        HOUSTON AGENCY


                        By
                          Title:


                        THE SUMITOMO BANK, LIMITED
                        NEW YORK BRANCH


                        By
                          Title:


                        TEXAS COMMERCE BANK
                        NATIONAL ASSOCIATION


                        By
                          Title:


                        THE TORONTO-DOMINION BANK


                        By
                          Title:


                        UNION BANK OF SWITZERLAND,
                        NEW YORK BRANCH


                        By
                          Title:


                        By
                          Title:



                        FIRST INTERSTATE BANK OF CALIFORNIA


                        By
                          Title:


                        By
                          Title:


                        WACHOVIA BANK OF GEORGIA,
                        NATIONAL ASSOCIATION


                        By
                          Title:


                        CREDIT LYONNAIS NEW YORK BRANCH


                        By
                          Title:


                        COOPERATIEVE CENTRALE
                        RAIFFEISEN-BOERENLEENBANK B.A.,
                        "RABOBANK NEDERLAND",
                        NEW YORK BRANCH


                        By
                          Title:


                        By
                          Title:


                         THE SANWA BANK LIMITED,
                         DALLAS AGENCY


                         By
                           Title:


                         BANQUE NATIONALE DE PARIS


                         By
                           Title:


                         CITIBANK N.A.


                         By
                           Title:

                         DAI-ICHI KANGYO BANK, LTD.
                         NEW YORK BRANCH


                         By
                           Title:


                         THE INDUSTRIAL BANK OF JAPAN
                         TRUST COMPANY


                         By
                           Title:


                         LTCB TRUST COMPANY


                         By
                           Title:


                         THE BANK OF TOKYO-MITSUBISHI LIMITED,
                         HOUSTON AGENCY

                         By
                           Title:


                         NATIONAL WESTMINSTER BANK Plc
                         NASSAU BRANCH


                         By
                           Title:


                         NATIONAL WESTMINSTER BANK Plc
                         NEW YORK BRANCH


                         By
                           Title:


                         UNITED STATES NATIONAL BANK
                         OF OREGON


                         By
                           Title:


                         BANK OF AMERICA ILLINOIS


                         By
                           Title:


                         PNC BANK, NATIONAL ASSOCIATION


                         By
                           Title:


                         BANK OF HAWAII


                         By
                           Title:


                         BANQUE PARIBAS


                         By
                           Title:


                         By
                           Title:


                         BANQUE FRANCAISE DU COMMERCE
                         EXTERIEUR


                         By
                           Title:


                         By
                           Title:


                         BAYERISCHE VEREINSBANK AG,
                         LOS ANGELES AGENCY


                         By
                           Title:


                         By
                           Title:


                         BHF-BANK AKTIENGESELLSCHAFT,
                         NEW YORK BRANCH


                         By
                           Title:


                         By
                           Title:


                         DG BANK
                         DEUTSCHE GENOSSENSCHAFTSBANK


                         By
                           Title:


                         By
                           Title:


                         FIRST HAWAIIAN BANK


                         By
                           Title:


                         FIRST UNION NATIONAL BANK
                         OF NORTH CAROLINA


                         By
                           Title:


                         LIBERTY BANK AND TRUST COMPANY
                         OF OKLAHOMA CITY, N.A.


                         By
                           Title:


                         MANUFACTURERS AND TRADERS
                         TRUST COMPANY


                         By
                           Title:


                         THE MITSUBISHI TRUST AND BANKING
                         CORPORATION


                         By
                           Title:


                         THE MITSUI TRUST AND BANKING
                         COMPANY, LIMITED


                         By
                           Title:

                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         By
                           Title:


                         WESTDEUTSCHE LANDESBANK
                         GIROZENTRALE, New York Branch


                         By
                           Title:


                         By
                           Title:


                         WESTDEUTSCHE LANDESBANK
                         GIROZENTRALE, Cayman Islands
                         Branch


                         By
                           Title:


                         By
                           Title:


                         THE YASUDA TRUST AND BANKING
                         COMPANY, LTD.


                         By
                           Title:


                         BANK HAPOALIM B.M.,
                         LOS ANGELES BRANCH


                         By
                           Title:


                         By
                           Title:


                         KREDIETBANK N.V.


                         By
                           Title:


                         By
                           Title:


                         MERCANTILE BANK OF ST. LOUIS
                         NATIONAL ASSOCIATION


                         By
                           Title:


                         THE SUMITOMO BANK OF CALIFORNIA


                         By
                           Title:


                         THE SUMITOMO TRUST & BANKING CO., LTD.
                         NEW YORK BRANCH


                         By
                           Title:


                         BANK OF IRELAND,
                         CAYMAN ISLANDS BRANCH


                         By
                           Title:


                         BANK AUSTRIA AKTIENGESELLSCHAFT


                         By
                           Title:


                         By
                           Title:

                         SENIOR DEBT PORTFOLIO


                         By
                           Title: